UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2013

Commission File Number: 1-9852

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	11-1797126
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

26 Summer Street, Bridgewater, Massachusetts 02324

(Address of Principal Executive Offices, Including Zip Code)

(508) 819-4200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Shareholders of Chase Corporation (the “Company”) was held on February 5, 2013.  The following proposals were voted on at the 2013 Annual Meeting.  Each proposal is more fully described in the Company’s Definitive Proxy Statement for the 2013 Annual Meeting, as filed with the SEC on December 21, 2012.

Proposal 1 — For the election of nominees for the Board of Directors.  The seven nominees named in the Company’s Definitive Proxy Statement were elected as Directors, to serve until the 2014 Annual Meeting of Shareholders, with the following votes:

Name of Director	In Favor	Votes Withheld	Broker Non-Votes
Adam P. Chase	6,046,625	766,187	1,349,817
Peter R. Chase	6,155,404	657,408	1,349,817
Mary Claire Chase	6,045,925	766,887	1,349,817
Lewis P. Gack	6,662,680	150,133	1,349,817
George M. Hughes	5,270,463	1,542,350	1,349,817
Ronald Levy	6,504,522	308,290	1,349,817
Thomas Wroe, Jr.	6,667,433	145,379	1,349,817

Proposal 2 — For the approval to adopt the Chase Corporation 2013 Equity Incentive Plan.  The proposal passed with the following votes:

In Favor	Votes Against	Abstentions	Broker Non-Votes
5,209,060	1,061,110	542,641	1,349,819

Proposal 3 — For the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2013.  The proposal passed with the following votes:

In Favor	Votes Against	Abstentions
8,473,527	32,834	4,052

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: February 11, 2013	By:	/s/ Kenneth L. Dumas
Kenneth L. Dumas
Chief Financial Officer and Treasurer